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                                                                    EXHIBIT 10


                               AMENDMENT NO. 1 TO
                           REVOLVING CREDIT AGREEMENT


        THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, dated as of June 27, 1997 (this "Amendment"), among SYLVAN INC., a Nevada corporation (the "Company"), SYLVAN FOODS (NETHERLANDS) BV ("SFNBV"), a Dutch corporation, THE BANKS LISTED ON THE SIGNATURE PAGE HEREOF (individually, a "Bank" and collectively the "Banks"), the ISSUING BANK under the Original Agreement, as defined below (the "Issuing Bank"), and MELLON BANK, N.A., a national banking association, as agent for the Banks and the Issuing Bank (in such capacity, the "Agent").

                             BACKGROUND PROVISIONS

        1. The Company, SFNBV, the Banks, the Issuing Bank and the Agent are parties to a Revolving Credit Agreement, dated as of June 1, 1996 (the "Original Agreement").

        2. The Company, SFNBV, the Banks, the Issuing Bank and the Agent wish to amend the Original Agreement in certain respects.

        NOW, THEREFORE, in consideration of the premises, and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I

                                   AMENDMENTS

        1.01 Section 6.06 of the Original Agreement is amended by adding, at the end thereof, the following:

        "The provisions of Section 6.06(c)(i) notwithstanding, subject to the conditions of Sections 6.06(c)(ii) and (iii), the Company may declare and pay cash Stock Payments on account of a dividend on, or purchase, redemption, retirement or acquisition of, its capital stock during the period from May 15, 1997 through May 14, 1998, if the aggregate amount of all Stock Payments declared or made during such period, plus the proposed Stock Payment, does not exceed $6,000,000."

        1.02 Section 6.14 of the Original Agreement is amended by adding, at the end of the first sentence thereof, the following:
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        ";provided however that the aggregate amount of Capital Expenditures permitted to be made by the Company or any Subsidiary during the 1997 calendar year shall not be in excess of $8,000,000."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        2.01. AUTHORITY AND AUTHORIZATION. Each of the Borrowers has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. All such action has been duly and validly authorized by all necessary corporate proceedings by each of the Borrowers.

        2.02. EXECUTION AND BINDING EFFECT. This Amendment has been duly and validly executed and delivered by each of the Borrowers and constitutes the legal, valid and binding obligations of each of the Borrowers enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        2.03. AUTHORIZATIONS AND FILINGS. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Amendment, consummation of the transactions herein contemplated or performance of or compliance with the terms and conditions hereof.

        2.04. ABSENCE OF CONFLICTS. Neither the execution and delivery of this Amendment nor consummation of the transactions herein contemplated nor performance of or compliance with the terms and conditions hereof will (a) violate any Law where such violations could reasonable be expected to have a Material Adverse Effect, (b) conflict with or result in a breach of or a default under the articles of incorporation or bylaws of either Borrower or any agreement or instrument to which either Borrower may be subject or bound or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of any Borrower Party.

        2.05. NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

        2.06. NO MATERIAL ADVERSE CHANGE. Since December 31, 1996 there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.


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                                  ARTICLE III

                                   CONDITIONS

        3.01. DETAILS, PROCEEDINGS AND DOCUMENTS. The obligations of the Banks, the Issuing Bank and the Agent to agree to the amendments provided hereby are subject to the accuracy as of the date hereof of the representations and warranties herein contained and to the fact that all legal detains and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Agent, the Banks and the Issuing Banks and their respective counsel and the Agent, the Banks and the Issuing Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to them, as any of them may from time to time request.

                                   ARTICLEIV

                                 MISCELLANEOUS

        4.01. EXPENSES; TAXES; ATTORNEYS' FEES. The Borrowers agree to pay or cause to be paid and to save the Banks, the Issuing Bank and the Agent harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to fees and expenses of counsel for the Banks, the Issuing Bank and Issuing Bank, arising in connection with the preparation, execution, delivery and performance of this Amendment and any documents, instruments or transactions pursuant to or in connection herewith.

        4.02. SAVINGS CLAUSE. This Amendment shall not, except as to matters and to the extent herein expressly set forth, (a) constitute an amendment, modification or alteration of the terms, conditions or covenants of the Original Agreement, (b) constitute a waiver, release or limitation on the exercise by any of the Banks, the Issuing Bank or the Agent of any of its rights, legal or equitable, under the Original Agreement, (c) constitute a waiver or release by any of the Banks, the Agent or the Issuing Bank of any Event of Default which has occurred or may occur under the Original Agreement or (d) relieve or release any Borrower Party in any way or to any extent from any of their respective duties, obligation, covenants and agreements imposed upon them by the Original Agreement and all documents relating thereto or from the consequences of any default thereunder.

        4.03. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

        4.04. COUNTERPARTS. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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        4.05. CAPITALIZED TERMS. Capitalized words and terms which are used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Agreement unless the context hereof clearly requires otherwise.

        4.06. COUNSEL CONSENT. Each of the Borrowers, on the one hand, and the Banks, the Issuing Bank and the Agent on the other hand, acknowledge that they have engaged Reed Smith Shaw & McClay to serve as their respective legal counsel in connection with this Amendment and the transactions related hereto, and consent to Reed Smith Shaw & McClay serving as legal counsel for the parties in connection with such matters.

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.


                                    SYLVAN INC.

                                    By
                                       ----------------------------
                                    Title: Chief Financial Officer
                                           ------------------------

                                    SYLVAN FOODS (NETHERLANDS) BV

                                    By
                                       ----------------------------
                                    Title: Director
                                           ------------------------


                                    MELLON BANK, N.A.
                                    individually and in its capacity as Agent

                                    By
                                       ----------------------------
                                    Title: AVP
                                           ------------------------


                                    ABN AMRO BANK, N.V.,
                                    Pittsburgh Branch

                                    By
                                       ----------------------------
                                    Title: Group Vice President and
                                           Operational Manager


                                    By
                                       ----------------------------
                                    Title: Group V.P.
                                           ------------------------


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